Exhibit 10.6

SKULLCANDY, Inc.
2011 Incentive Award PLAN
PERFORMANCE-VESTING RESTRICTED STOCK UNIT AWARD GRANT NOTICE
Skullcandy, Inc., a Delaware corporation, (the “Company”) hereby grants to the holder listed below (the “Participant”), an award of performance-vesting restricted stock units (the “PSUs”) pursuant to its 2011 Incentive Award Plan (as may be amended from time to time, the “Plan”). The PSUs shall entitle the Participant to earn a number of shares of Common Stock (“Shares”) based on the attainment of Performance Goals and subject to the satisfaction of continued service requirements, each as described in this Performance-Vesting Restricted Stock Unit Grant Notice (the “Grant Notice”), the Performance-Vesting Restricted Stock Unit Award Agreement attached hereto as Exhibit A and the Performance Goals and Related Definitions attached hereto as Exhibit B (together, the “Agreement”). Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings for purposes of this Agreement. The Performance Goals and certain terms relating to the Performance Goals are set forth or defined on Exhibit B hereto.

Participant:	S. Hoby Darling
Grant Date:	May 14, 2014
Number of PSUs:	7,042
Performance Period:	January 1, 2014 - December 31, 2018 (“Performance Period”)
Time and Performance Vesting:
The PSUs shall vest as set forth in Section 1.2 of the Performance-Vesting Restricted Stock Unit Award Agreement. The first date (if any) on which the PSUs fully vest (i.e., the PSUs become both (i) performance-vested based on the attainment of applicable Performance Goals and (ii) time-vested based on satisfaction of applicable continuing service requirements, each as described herein) shall be the “Applicable Vesting Date” for the PSUs.

By his or her signature below, the Participant agrees to be bound by the terms and conditions of the Plan and this Agreement. The Participant has reviewed this Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Grant Notice, the Agreement and the Plan. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or the Agreement. In addition, by signing below, the Participant also agrees that the Company, in its sole discretion, may satisfy any withholding obligations in accordance with Section 2.1 of this Agreement by (i) withholding Shares otherwise issuable to the Participant upon full vesting of the PSUs, (ii) instructing a broker on the Participant’s behalf to sell Shares otherwise issuable to the Participant upon vesting of the PSUs and submit the proceeds of such sale to the Company, or (iii) using any other method permitted by Section 2.1 of the Agreement or the Plan. If the Participant is married, his or her spouse has signed the Consent of Spouse attached hereto as Exhibit C.

SKULLCANDY, inc.:Participant:	PARTICIPANT:
By:	By:
Print Name:	Print Name:	S. Hoby Darling
Title:
Address:	Address:

EXHIBIT A

PERFORMANCE-VESTING RESTRICTED STOCK UNIT AWARD AGREEMENT

ARTICLE I.
ARTICLE II.
TERMS AND CONDITIONS OF PSUS
1.Grant of PSUs. Upon the terms and conditions set forth in the Plan and this Agreement, effective as of the Grant Date set forth in the Grant Notice, the Company hereby grants to the Participant an award of PSUs under the Plan in consideration of the Participant’s past and/or future services and for other good and valuable consideration. In consideration of this grant of PSUs, the Participant agrees to render faithful and efficient services to the Company or its Affiliates. Unless and until the PSUs have fully vested in the manner set forth in the Grant Notice and Exhibit B hereto, the Participant will have no right to receive any Common Stock or other payment in respect of the PSUs.

2.Vesting of PSUs.
(a)Subject to Section 1.2(b) hereof, the PSUs shall vest as follows:
(i)In the event that the Company achieves the Regular Performance Goal with respect to Performance Years 2014 - 2017, the PSUs shall vest and become nonforfeitable on the date on which the Committee takes the action determining that the Company achieved the Regular Performance Goal, subject to the Participant’s continued service through the determination date (which shall be no later than March 15, 2018).
(ii)In the event that the Company does not achieve the Performance Goal with respect to Performance Years 2014 - 2017 but the Company achieves the Catch-Up Performance Goal with respect to Performance Years 2014 - 2018, the PSUs shall vest and become nonforfeitable on the date on which the Committee takes the action determining that the Company achieved the Catch-Up Performance Goal, subject to the Participant’s continued service through the determination date (which shall be no later than March 15, 2019).
(b)Notwithstanding anything to the contrary contained in the Participant’s employment agreement with the Company dated March 27, 2014, as amended from time to time (the “Employment Agreement”), in the event of the Participant’s Termination of Service (i) by the Company without Cause, (ii) by the Participant for Good Reason or (iii) by reason of the Participant’s death or Disability (each, as defined in the Employment Agreement) (each of (i) - (iii), a “Qualifying Termination”), in any case prior to March 15, 2019 (or such earlier date in 2019 as the Committee makes its determination as to whether the Catch-Up Performance Goal has been achieved), the PSUs shall become fully vested (to the extent not already vested pursuant to Section 1.2(a)(i) hereof) immediately prior to such termination.
3.Payment of PSUs. As soon as administratively practicable following the Applicable Vesting Date, but in no event more than two-and-a-half months after the end of the Participant’s taxable year in which the Applicable Vesting Date occurs, the Company shall deliver to the Participant (or the Participant’s permitted transferee, if applicable) a number of Shares equal to the number of PSUs subject to this Award that fully vest on the Applicable Vesting Date (either by delivering one or more certificates for such Shares or by entering such Shares in book entry form, as determined by the Administrator in its sole discretion). Notwithstanding the foregoing, if Shares cannot be issued within that timeframe pursuant to Section 11.4 of the Plan (or any successor provision thereto), the Shares shall be issued pursuant to the preceding sentence as soon as administratively practicable after the Administrator determines that Shares can be issued in accordance with such Section.
4.Forfeiture and Termination of PSUs.
(a)Failure to Achieve Performance Goals. Any PSUs that fail to vest as of [March 15, 2019] (or such earlier date in 2019 as the Committee makes its determination as to whether the Catch-Up Performance Goal has been achieved), due to the failure by the Company to achieve the Regular Performance Goal and the Catch-Up Performance Goal, shall automatically be forfeited by the Participant as of the such determination date, and the Participant’s rights in any such PSUs shall thereupon lapse and expire.
(b)Termination of Employment. In the event that the Participant experiences a termination of employment that is not a Qualifying Termination prior to March 15, 2019 (or such earlier date in 2019 as the Committee makes its determination as to whether the Catch-Up Performance Goal has been achieved), all of the PSUs that have not vested as of such termination of employment shall thereupon automatically be forfeited by the Participant as of the date of termination, and the Participant’s rights in any such PSUs shall thereupon lapse and expire.

5.Conditions to Delivery of Shares. The Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares deliverable hereunder prior to fulfillment of the conditions set forth in Section 11.4 of the Plan (or any successor provision).
6.Rights as Stockholder. The holder of the PSUs shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of the PSUs or any Shares underlying the PSUs unless and until such Shares shall have been issued by the Company and are held of record by such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13.2 of the Plan (or any successor provision).
ARTICLE III.
ARTICLE IV.MISCELLANEOUS PROVISIONS
1.Tax Withholding. The Company shall have the authority and the right to deduct or withhold, or to require the Participant to remit to the Company (including without limitation, as provided in the Grant Notice), an amount sufficient to satisfy all applicable federal, state and local taxes required by law to be withheld with respect to any taxable event arising in connection with the PSUs. The Company shall not be obligated to deliver any new certificate representing Shares to the Participant or the Participant’s legal representative or to enter such Shares in book entry form unless and until the Participant or the Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of the Participant arising in connection with the PSUs or payments thereunder.
2.Administration. The Administrator shall have the power to interpret the Plan and this Agreement as provided in the Plan. All interpretations and determinations made by the Administrator in good faith shall be final and binding upon the Participant, the Company and all other interested persons.
3.Grant Not Transferable. The PSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO. Neither the PSUs nor any interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.
4.Tax Consultation. The Participant understands that the Participant may suffer adverse tax consequences in connection with the PSUs granted pursuant to this Agreement (and any Shares issuable with respect thereto). The Participant represents that the Participant has consulted with any tax consultants the Participant deems advisable in connection with the PSUs and the issuance of Shares with respect thereto and that the Participant is not relying on the Company for any tax advice.
5.Participant’s Representations. The Participant shall, if required by the Company, concurrently with the issuance of any securities hereunder, make such written representations as are deemed necessary or appropriate by the Administrator and/or the Company’s counsel.
6.Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, as well as all applicable state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the PSUs are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
7.Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board; provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the PSUs in any material way without the prior written consent of the Participant.
8.Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 2.3 hereof, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.
9.Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if the Participant is subject to Section 16 of the Exchange Act, then the Plan, the PSUs and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
10.Section 409A. This Agreement shall be interpreted in accordance with the requirements of Section 409A of the Code. The Administrator may, in its discretion, adopt such amendments this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate to comply with the requirements of Section 409A of the Code or an available exemption therefrom, provided, however, that the Administrator shall have no obligation to take any such action(s) or to indemnify any person for failing to do so.
11.Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. The Plan, in and of itself, has no assets. The Participant shall have only the rights of a general unsecured creditor of the Company and its Affiliates with respect to amounts credited and benefits payable, if any, with respect to the PSUs, and rights no greater than the right to receive the Common Stock as a general unsecured creditor with respect to PSUs, as and when payable hereunder.
12.Not a Contract of Service Relationship. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue to serve as an Employee or other service provider of the Company or any of its Affiliates or shall interfere with or restrict in any way the rights of the Company and its Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of the Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or an Affiliate and the Participant.
13.Adjustments. The Participant acknowledges that the PSUs are subject to modification and termination in certain events as provided in this Agreement and Article 13 of the Plan (or any successor provision).
14.Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to the Participant shall be addressed to the Participant at the Participant’s last address reflected on the Company’s records. Any notice shall be deemed duly given when sent via email or when sent by reputable overnight courier or by certified mail (return receipt requested) through the United States Postal Service.
15.Entire Agreement. The Plan and this Agreement (including all Exhibits hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof.
16.Incorporation of Terms. The PSUs are subject to the terms and conditions of the Plan, which are incorporated herein by reference. In the event of any inconsistency between the Plan and the Agreement, the terms of the Plan shall control.
17.Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
18.Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

EXHIBIT B
PERFORMANCE GOALS AND RELATED DEFINITIONS
Performance Goals

•	The “Regular Performance Goal” is that the Company achieves an Average Annual Net Sales Growth equal to at least ____ with respect to Performance Years 2014 - 2017.

•	The “Catch-Up Performance Goal” is the Company achieves an Average Net Sales Growth equal to at least ____ with respect to Performance Years 2014 - 2018.

•	The “Performance Goals” means each of the Regular Performance Goal and the Catch-Up Performance Goal.
Definitions
“Average Annual Net Sales Growth” means the average increase in Net Sales for the applicable Performance Years in the Performance Period, expressed as a percentage, relative to the Base Year.
“Base Year” means the fiscal year ended December 31, 2013.
“Performance Year” means each of the calendar years during the Performance Period.
“Net Sales” means, with respect to a calendar year, the Company’s “net sales” for such calendar year as reported in the Company’s audited financial statements (and as determined in accordance with Generally Accepted Accounting Principles).

EXHIBIT C

CONSENT OF SPOUSE

I, _________________________________, spouse of ______________________________, have read and approve the foregoing Skullcandy, Inc. Performance-Vesting Restricted Stock Unit Agreement (the “Agreement”). In consideration of issuing to my spouse the shares of the common stock of Skullcandy, Inc. set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares of the common stock of Skullcandy, Inc. issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.
Dated: ______________________, 20___
Signature of Spouse __________________